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                                                                Exhibit 10(w)(3)

                            ASSIGNMENT AND ASSUMPTION
                         OF PURCHASE AND SALE AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT (this " Assignment"), dated for reference purposes only as of February 24, 2004, is entered into by and between LBA INC., a California corporation ("Assignor"), and LBA INDUSTRIAL FUND-CANYON, INC., a Delaware corporation ("Assignee"), with reference to the following:

                                R E C I T A L S:

         A. Assignor, as "Buyer," and ASHWORTH, INC., a Delaware corporation ("Seller"), as "Seller" entered into that certain Purchase and Sales Agreement dated as of December 2, 2003, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of January 29, 2004 (as so amended as may be further amended from time to time, the "Purchase Agreement"), for the purchase by Assignor from Seller of the real property commonly known as 2791-2793 Loker Avenue, Carlsbad, California, and more particularly described in the Purchase Agreement (the "Property"). Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as set forth in the Purchase Agreement.

         B. Assignor desires to transfer all of its rights, title and interest in and to the Purchase Agreement to Assignee and Assignee desires to accept such assignment from Assignor and to assume and be bound by all of the terms and conditions of the Purchase Agreement.

                  NOW, THEREFORE, in consideration of the foregoing recitals and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follow:

                  1. Assignment. As of the Closing Date, Assignor hereby assigns, conveys, transfers and sets over unto Assignee, any and all right, title and interest of Assignor in and to: (a) the Purchase Agreement; and (b) without representations or warranties of any kind, all reports, inspections, certifications and other instruments and documents relating to the Property and received or generated by Assignor in connection with the investigation and acquisition of the Property pursuant to the Purchase Agreement and all representations and warranties made to Assignor in connection therewith (collectively, together with the Purchase Agreement, the "Transferred Assets").

         2. Representations and Warranties of Assignor. Assignor hereby represents and warrants to Assignee as follows:

                           (a)      Attached hereto as Exhibit A is a true,
correct and complete copy of the Purchase Agreement, which Purchase Agreement has not, other than as set forth on Exhibit A, been amended or modified by Assignor in any respect, and which Purchase Agreement constitutes the entire understanding of the parties thereto with respect to its subject matter; and

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                           (b)      Assignor has not heretofore transferred,
assigned, pledged or encumbered the Transferred Assets, except as disclosed to Assignee.

                  3. Assumption of Purchase Agreement. By its execution of this Assignment, Assignee agrees to, as of the Closing Date, assume and perform all obligations of Assignor under the Purchase Agreement.

                  4. Assignor's Indemnification. Assignor, on demand, shall indemnify and hold Assignee harmless for, from, and against any and all loss, cost, damage, claim, liability or expense, including court costs and attorneys fees in a reasonable amount, arising out of any breach of the Purchase Agreement by Assignor or its agents occurring prior to the Closing Date or arising from any breach of this Assignment by Assignor. The foregoing indemnification shall include loss, cost, damage, claim, liability or expense from any injury or damage of any kind whatsoever (including death) to persons or property.

         5. Assignee's Indemnification. Assignee, on demand, shall indemnify and hold Assignor harmless for, from, and against any and all loss, cost, damage, claim, liability or expense, including court costs, and attorneys fees in a reasonable amount, arising out of any breach of the Purchase Agreement by Assignee or its agents occurring on or after the Closing Date, arising from any breach of this Assignment by Assignee or otherwise arising out of the Purchase Agreement (except to the extent such matters relate to Assignor's prior breach of the Purchase Agreement). The foregoing indemnification shall include loss, cost, damage, claim, liability or expense from any injury or damage of any kind whatsoever (including death) to person or property.

         6. Governing Law. This Assignment shall be construed under and forced in accordance with the laws of the State of California.

         7. Further Assurances. Assignor and Assignee each agree to execute and deliver to the other party, upon demand, such further documents, instruments and conveyances, and shall take such further actions, as are necessary or desirable to effectuate this Assignment.

         8. Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

         9. Facsimile Signature: Counterparts. This Assignment shall be effective and enforceable against the parties hereto if executed by facsimile signature and/or in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

                          [Next page is signature page]

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                  IN WITNESS WHEREOF, Assignor and Assignee have executed this
Assignment on the date first set forth above to be effective as of the Closing Date.

                  ASSIGNOR:           LBA INC., California corporation

                                      By: /s/Steven R. Layton
                                         --------------------
                                      Name: Steven R. Layton
                                      Title: Authorized Signatory

                  ASSIGNEE:           LBA INDUSTRIAL FUND-CANYON, INC.,
                                      a Delaware corporation

                                      By: /s/Steven R. Layton
                                         --------------------
                                      Name: Steven R. Layton
                                      Title: Authorized Signatory

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                                    EXHIBIT A

                               PURCHASE AGREEMENT

                                 (SEE ATTACHED)